Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

Fortress Biotech, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 16, 2017, relating to the consolidated financial statements and the effectiveness of Fortress Biotech, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Boston, Massachusetts

November 9, 2017